UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2008 (January 22, 2008)

TNR Technical, Inc.
(Exact name of registrant as specified in its charter)

New York	0-13011	11-2565202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Central Park Drive, Sanford, FL	32771
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 321-3011

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)            On January 22, 2008, the stockholders of the Registrant at its Special Meeting in Lieu of an Annual Meeting re-elected to its Board of Directors Wayne Thaw, Mitchell Thaw, Jerrold Lazarus, Larry J. Kaczmarek, Anthony Guadagino and Patrick Hoscoe. Norman Thaw, the father of Wayne and Mitchell, elected not to stand for re-election and to retire from the Board.

(b) (c)  On January 22, 2008, the Board of Directors re-elected Wayne Thaw as Chairman of the Board and Chief Executive Officer of TNR. The Board also re-elected Patrick Hoscoe to the position of Vice President. Anne Provost was elected Principal Financial Officer and Treasurer of TNR in place of Wayne Thaw and Secretary in place of Kathie Thaw. Ms. Provost has been employed by TNR for approximately 13 years and has served as TNR’s controller during that time period. She is currently scheduled to complete her Masters in Business Administration (beta gamma sigma) at the University of Central Florida and to graduate in May 2008. Previously, she received a Bachelor of Science in Business Administration with a concentration in accounting from the same University. TNR is currently paying Ms. Provost an annual salary of $95,000 plus bonuses at the discretion of the Board. Currently, TNR does not have an employment contract with her.

Item 8.01                       Other Events

At the Stockholder Meeting, the Board of Directors emphasized that the following paragraph has been included in TNR’s Form 10-KSB for the fiscal year ended June 30, 2007 and its quarterly report(s) since that date and that a final decision is expected to be made within the next three months. The referenced paragraph reads as follows:

“The Company’s costs of being a reporting company, under the Securities Exchange Act of 1934 (the “Exchange Act”) were $124,863 for fiscal 2007, an increase of 53% over the comparable period of the prior fiscal year.  For fiscal 2007, these costs were about 9% of earnings before income tax.  Management of the Company is concerned about the substantial additional professional costs that it will incur as a reporting company, estimated in the range of $175,000 to $190,000 for fiscal 2008, and $160,000 to $200,000 in subsequent years under the Exchange Act, as well as the additional time burden that will be placed on its limited accounting and administrative personnel. In particular, Section 404 of the Sarbanes-Oxley Act of 2002, management’s assessment of the effectiveness of internal controls over financial reporting will require compliance by the Company for its fiscal year ended June 30, 2008 and the auditors assessment of the effectiveness of internal controls for its fiscal year ended June 30, 2009.  The Board of Directors of the Company reserves the right to file a Form 15 to cease being a reporting company under the Exchange Act in the event that it determines that the Company qualifies to file said form and in the event that the Board determines that the costs of remaining a reporting company outweigh the benefits of same. A decision to cease reporting by next July 2008 may be made at any time and would result in the removal of our common stock from trading on the OTC Bulletin Board where it currently trades sporadically.  If our common stock is removed from the OTC Bulletin Board, we would expect it to be available for quotation on the Pink sheets, but with a possible decrease in liquidity.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNR TECHNICAL, INC.

January 28, 2008	By:	/s/ Wayne Thaw
Wayne Thaw
Chief Executive Officer

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